Exhibit 10.19

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of January 11, 2021, is made and entered into by and between Groop Internet Platform Inc., a Delaware corporation (the “Company”), and Mark Hirschhorn (the “Employee”).

WHEREAS, the Company, Hudson Executive Investment Corp., Tailwind Merger Sub I, Inc. (“First Merger Sub”), and Tailwind Merger Sub II, LLC (“Second Merger Sub”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger, the Company will merge into the Second Merger Sub, with the Second Merger Sub being the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the Company and the Employee are parties to an employment offer letter, dated as of January 18, 2020 (the “Employment Agreement”);

WHEREAS, pursuant to the 2014 Stock Incentive Plan of the Company (the “Plan”) and that certain Incentive Stock Option Agreement (the “First Option Agreement”) between the Company and the Employee dated February 11, 2020, the Company has granted to the Employee an option to purchase 2,281,210 shares of the Company’s common stock (the “First Option”);

WHEREAS, pursuant to the Plan and that certain Incentive Stock Option Agreement (the “Second Option Agreement” and, together with the First Option Agreement, the “Option Agreements”) between the Company and the Employee dated February 11, 2020, the Company has granted to the Employee an option to purchase 570,300 shares of the Company’s common stock (the “Second Option”); and

WHEREAS, in connection with the Mergers, the Company and the Employee desire to enter into this Agreement with respect to the effect of the Mergers under the Employment Agreement, the Option Agreements and certain other agreements between the Company and the Employee (collectively, the “Compensatory Agreements”).

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.

With respect to the First Option only, the parties hereby agree that (i) solely with respect to any “single trigger” accelerated vesting rights the Employee may have upon a “Deemed Liquidation Event” as defined in and for purposes of the Compensatory Agreements, the consummation of the Mergers and the other transactions contemplated by the Merger Agreement shall not constitute a “Deemed Liquidation Event” and, as a result thereof, the vesting of the First Option shall not accelerate (in full or in part) upon or solely in connection with the Mergers, and (ii) solely with respect to any “double trigger” accelerated vesting rights the Employee may have upon a qualifying termination that occurs on or following a “Deemed Liquidation Event”, the consummation of the Mergers and the other transactions contemplated by the Merger Agreement shall constitute a “Deemed Liquidation Event” for purposes of the Compensatory Agreements and, as a result thereof, the First Option shall be eligible for accelerated vesting in connection with such a termination (pursuant to the terms of the Compensatory Agreements).

2.

The parties hereby agree that the Second Option shall vest in full immediately prior to the consummation of the transactions contemplated by the Merger Agreement, subject to Employee’s continued service with the Company through such date.

3.

To the extent applicable, the Compensatory Agreements shall be deemed amended to the extent necessary to effectuate the provisions and intent of this Agreement, and such amendments shall be incorporated in and form a part of such agreements.

4.	This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

5.

If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.

6.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy of this Agreement as a fully binding original.

7.

If the Mergers and the other transactions contemplated by the Merger Agreement are not consummated for any reason, this Agreement shall be null and void ab initio and neither the Company nor the Employee shall have any rights or obligations hereunder.

(Signature page follows)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GROOP INTERNET PLATFORM INC., a Delaware corporation

By	/s/ Oren Frank
Name:	Oren Frank
Title:	CEO

EMPLOYEE

/s/ Mark Hirschhorn
Mark Hirschhorn